Exhibit 99.1

Stran & Company Transforms Board of Directors with New Directors

Quincy, MA / June 23, 2025 / Stran & Company, Inc. (“Stran” or the “Company”) (NASDAQ: SWAG) (NASDAQ: SWAGW), a leading provider of outsourced marketing solutions specializing in promotional products and loyalty incentives, today announced the appointment of two highly accomplished individuals - Mark Adams and Sarah Cummins - to its Board of Directors. These strategic appointments replace three outgoing directors and position Stran for accelerated growth and increased shareholder value.

“We are thrilled to welcome Mark and Sarah to our Board,” said Andy Shape, President and CEO of Stran & Company. “Their exceptional track records, diverse expertise, and visionary leadership will elevate our strategic direction and drive our mission to deliver unparalleled value to our clients and shareholders. These appointments mark a pivotal step in our journey to build a more robust and dynamic company.”

These appointments follow the resignations of directors Travis McCourt, Ashley Marshall, and Alejandro Tani, effective immediately, as they pursue other professional and personal opportunities. Their departures were amicable and not due to any disagreements with the Company’s operations, policies, or practices.

“We extend our heartfelt gratitude to Travis, Ashley, and Alejandro for their dedicated service through our transition into a publicly-traded company and invaluable contributions to Stran,” said Andy Shape. “We wish them the very best in their future endeavors.”

Mark Adams

Mr. Adams, a leader in the media industry, is the President and CEO of Adams Publishing Group, LLC (APG), which he founded in 2013. Under his leadership, APG has grown into a leading community-focused media organization. Prior to founding APG, Mark joined M/C Partners, a Boston-based private equity firm specializing in media where he managed the B2B, medical, and financial publishing portfolios for M/C Partners for several decades, overseeing a multi-year, multi-platform roll-up in the specialty publishing and digital space. Mr. Adams is a director of each of The Associated Press, News/Media Alliance, The McCallum Theater, and DAP Health Inc. Mr. Adams holds a B.A. in Economics from Tufts University, plus an MBA and M.S. in Communications from Boston University.

Sarah Cummins

Ms. Cummins, a dynamic leader with over 25 years in sports, media, and entertainment, is Senior Vice President, Global Partnerships at WTA Ventures LLC, the commercial arm of the Women’s Tennis Association (“WTA”), where she drives global business development and commercial initiatives. Previously, she was an Operating Partner at Isos7 Sports, focusing on value creation in media and sports, and SVP of Consumer Products at WWE, where she managed a $1 billion global division, forging partnerships with leading consumer brands. Her prior roles include leadership positions at New York Road Runners, Vineyard Vines, and the United States Tennis Association. Ms. Cummins earned a BA from Boston College and has been recognized as a Sports Business Journal Game Changer.

About Stran

For over 30 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise, and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen promotional programs manager of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide order processing, warehousing and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements include, but are not limited to, the Company’s expectations regarding synergies from its acquired businesses, its financial position and operating performance, its expectations regarding its business initiatives, the Company’s expectations about its operating performance, trends in its business, the effectiveness of its growth strategies, its market opportunities, and demand for its products and services in general. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

SWAG@crescendo-ir.com

Press Contact:

Howie Turkenkopf
press@stran.com